[Letterhead of Arthur Andersen LLP]



          January 20, 1998



          McMoRan Oil & Gas Co.
          1615 Poydras St.
          New Orleans, LA 70112

          Gentlemen:

          As independent public accountants, we hereby acknowledge our awareness of the incorporation in the Registration Statement (the "Registration Statement") on Form S-8 to be filed by McMoRan Oil & Gas Co. (the "Company") in January, 1998, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), of our report (the "Report") dated April 22, 1997, covering our review of the unaudited interim financial statements of the Company as of March 31, 1997 and for the three-month periods ended March 31, 1997 and 1996, which Report was included in the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1997. Pursuant to Rule 436(c) promulgated by the SEC under the Act, the Report is not considered a part of the Registration Statement prepared or certified by us or a report prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

          Very truly yours,


          /s/ Arthur Andersen LLP
          ARTHUR ANDERSEN LLP